Exhibit 99.1

Kandi Technologies Group, Inc.

Third Quarter 2018 Earnings Conference Call

November 9, 2018

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C O R P O R A T E    P A R T I C I P A N T S

Hu Xiaoming, Chairman, President and Chief Executive Officer

Mei Bing, Chief Financial Officer

Kewa Luo, Manager, Investor Relations

C O N F E R E N C E   C A L L    P A R T I C I P A N T S

Arthur Porcari, Corporate Strategies Inc.

Li Gao, Private Investor

Mark Kahnau, Swiss Liquid Future

John Di Stefano, Private Investor

Ted Schwartz, TAS Associates

Bette Molzan, Private Investor

Frank Blatterman, Private Investor

Bill Northup, Private Investor

Mark Miller, Private Investor

P R E S E N T A T I O N

Operator:

Good day, and welcome to the Kandi Technologies Third Quarter 2018 Financial Results Conference Call. Today’s conference is being recorded.

At this time, I’d like to turn the conference over to Kewa Luo, IR Manager. Please go ahead.

Kewa Luo:

Thank you, Operator. Hello everyone and welcome to Kandi Technologies Group Inc.’s Third Quarter 2018 Earnings Conference Call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com.

With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Mei Bing. Both will deliver prepared remarks followed by a question and answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussion today will contain forward-looking statements made under the Safe Harbor provisions of the U.S. Private Security Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents filed with the U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements, except as required under applicable law.

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As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference call will be available on Kandi’s Investor Relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Ladies and gentlemen, welcome to our Third Quarter 2018 Earnings Conference Call. In the third quarter of 2018, EV sales were impacted due to the JV company’s new EV models awaiting the Ministry of Industry and Information Technology of China’s approval to be included in the directory of recommended models for energy savings, annual energy vehicle demonstration and promotion, as well as approval of purchase tax exemptions. Additionally, a large increase in the research and development expense caused a decline in net profits in the third quarter. However, we are happy to announce that the JV company’s new EV models obtained all required approvals from MIIT for both directory of recommended models for new energy vehicles and the tax exemption on September 19, 2018, and are now available for sale on the market. With the launch of these EV models, the Company’s operations are forecasted to improve. The Management Team remains confident in enhancing Kandi’s brand name and competitive edge through its consumer-favored EV products.

Now, I would like to turn the call to our Chief Financial Officer, Mr. Mei Bing, to give you more details on our financial highlights.

Mei Bing:

Thank you Mr. Hu, and hello to everyone on the call. Now I would like to provide a brief overview of our financial results for the third quarter of 2018. Please note that all numbers I will discuss today are in US dollars unless otherwise noted.

First, let me walk you through the third quarter financial results.

Total net revenues for the third quarter were $38.0 million, an increase of 34.0% from $28.4 million for the same quarter of 2017. The increase in revenues was largely due to the increase in EV parts and off-road vehicle sales during this quarter, of which our newly acquired SC Autosports contributed $4.4 million of off-road vehicles revenue for this quarter.

EV parts sales were approximately $32.1 million for the third quarter of 2018, or 84.4% of our total net revenues, an increase of $5.1 million or 18.7% compared with $27.0 million for the same quarter of 2017.  The increase was largely due to the increased orders from the JV Company.

Our cost of goods sold was $31.8 million during the third quarter, an increase of 35.0% from $23.5 million in the same quarter of 2017.The increase was primarily due to the corresponding increase in sales.

Gross profit for the third quarter was $6.2 million, an increase of 29.2% from $4.8 million for the same quarter of 2017. Gross margin decreased to 16.4% in the third quarter from 17.0% in the same quarter of 2017, which was mainly due to the vast majority of gross profits came from less profitable EV parts business as the selling prices decreased on average in the third quarter of 2018.

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Total operating expenses in the third quarter were $8.7 million, compared with $3.1 million in the same quarter of 2017. The increase in total operating expenses was mainly due to the significant increase in R&D expenses in this quarter, which were related to the development of EV Model K23 at Hainan facility during the third quarter of 2018. Currently, the most of development of EV Model K23 has been completed.

Net loss was $6.5 million in the third quarter, a decrease of $8.4 million as compared to net income of $1.9 million in the same quarter of 2017. The increase of loss was primarily due to the loss from the JV Company and increased R&D expenses this period as compared to the same period of last year.

Non-GAAP net loss in the third quarter was approximately $5 million, a decrease of $7.9 million from $2.9 million of non-GAAP net income in the same quarter of 2017. The increase in non-GAAP net loss was mainly due to the loss from the JV Company and increased R&D expenses this period as compared to the same period of last year.

Let me touch on the JV Company’s financials now:

For the third quarter of 2018, the JV Company’s net sales were $19.9 million, compared to $86.2 million in the same quarter of 2017. The decrease was largely due to the JV Company’s new EV models awaiting the government’s approval to be included in the directory of recommended models , as well as approval of purchase tax exemption. There were 1,502 EV products sold during this quarter. In September 2018, our new EV models received all required approvals from the Chinese government, which laid a solid foundation for JV’s revenue growth going forward. Net loss was $5.9 million this quarter compared to net loss of $0.5 million in the same quarter of 2017.

We accounted for our investments in the JV Company under the equity method of accounting as we have a 50% ownership interest in the JV Company. As a result, we recorded 50% of the JV Company’s loss for $2.9 million for the third quarter of 2018. After eliminating intra-entity profits and loss, our share of the after tax loss of the JV Company was $3.2 million for this quarter.

Next, I will review the Company’s cash flow:

For the first three quarters of 2018, cash used in operating activities was $0.8 million, as compared to $0.7 million in the same period of 2017.

For the first three quarters of 2018, cash used in investing activities was $0.7 million, as compared to cash provided by investing activities of $2.6 million for the same period of last year.

For the first three quarters of 2018, cash used in financing activities was $3.6 million, as compared to cash used in financing activities of $3.8 million for the same period of last year.

We had a working capital deficit of $12.2 million as of September 30, 2018, as Kandi Vehicle increased its capital contribution to the JV Company by converting its approximately $79 million of loans lent to the JV Company to the JV Company’s registered capital, which reflected a decrease of $65.9 million from a working capital surplus of $53.7 million as of December 31, 2017.

That’s it from me. Thank you. Kewa?

Kewa Luo:

Operator, we are ready to take some questions.

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Operator:

Thank you. If you would like to ask a question, please signal by pressing star, one on your telephone keypad. If you are using a speakerphone, please pick up the handset or depress the mute function before signaling. Again, press star, one to ask a question. We’ll pause for just a moment to allow everybody an opportunity to signal for questions.

Our first question comes from Arthur Pocari from Corporate Strategies Inc. Please go ahead, your line is open.

Arthur Porcari:

Okay. Very nice quarter, Mr. Hu. I think most of us over in the States (inaudible) the fact you’ve sold so many cars upfront (inaudible) strong fourth quarter. I’m sure you’ll talk about that. I’m going to keep my questions basically to the U.S. sales, because a few weeks ago I had the opportunity, along with Kandi’s largest shareholder, Ray Jones, to visit the facility in Dallas, Texas, and visit with Johnny Tai, a very impressive guy. Let me (inaudible) particular area.

Kewa Luo:

Art, your phone is a little bit skipping, but I got mostly what you said.

Arthur Porcari:

Okay.

Kewa Luo:

(Chinese spoken) Art, go ahead.

Arthur Porcari:

Okay. By the way, what was really impressive was this 350,000 square foot facility packed ceiling to floor and wall to wall, and two assembly lines going, assembling—with many employees assembling the parts and pushing them out. I think Management of Autosports is going to do great for us. Anyway, let me get onto my questions.

Kewa Luo:

Art, let me translate what you just said. (Chinese spoken) Go ahead.

Arthur Porcari:

Okay. When we visited, though, the EVs weren’t at the facility. Johnny told us they were at the California DOT. Has California completed the evaluation of the K22 and the EX3, and if not, is there an expected timeframe for the inspection to be completed? I’ll add a second part—I’ve got a few more parts to this question, but let me add another part right now. Has the inspection found any major problems that need to be corrected, either in Texas or in any other state?

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

First of all, really appreciate your effort by going to our Dallas subsidiary for a visit. Thank you very much. For now, all our three cars are in California and the evaluation is still ongoing. There are three things we have been working on. First, applying for the federal tax credit up to $7,500, which is already approved, we announced about a few weeks ago. The second thing is that we also got approved from the bank for up to $10 million bank loan, which is a great news. The third is what we’re working on right now is waiting for the Department of Transportation’s approval. As of today, we have submitted all the required documentations, so we are just waiting for hearing from them.

Also, another thing that we are doing right now is to make some adjustments the cars. The Cars we have been selling in China is China version. So, in order to sell the EVs in the U.S., we have to adjust a lot of technology to meet U.S. standards, that’s what we have been doing, but we are thinking probably either end of this year or beginning of next year, once we receive the approval from the DOT, the sales are expected to start by then.

Arthur Porcari:

Okay. We were told that the tax credits are going to be around $7,500 for the federal, and we can see that by pulling up the IRS website, but there’s an additional $2,500 to $5,000 in most of the rest of the state. Johnny said that that would probably keep the cost to consumer well under $20,000 for the top of the line EX3. That’s one part of the question. Has any consideration been given to collect refundable deposits prior to starting sales? And I still have a few more to go.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think we are just going to go with our team in the U.S. based on their working plan on how the sales is going to be. Anyway, just waiting for the DOT’s approval, once that is received, we will start the sales, and we welcome any suggestions to help us fully prepare for our entrance into the U.S. market. Yes, that’s what we are planning to do.

Arthur Porcari:

Okay, just two more quick ones. Since Kandi is now exporting to the U.S., are there any plans to export to other countries, such as in Asia or the European Union?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

We are currently doing preparation work to export our EVs to the U.S., which is our first step towards going global. As of now, we don’t have any plans yet to export to other countries, but once the time comes, I will make the announcement to the market.

Arthur Porcari:

Okay, here’s the last one, a bit off topic, and it’s a follow-up from the last conference call. On the last conference call, Mr. Hu stated he intended to buy from $3 million to $5 million worth of Kandi stock over the next six months. To his credit, he did buy some $1.1 million in shares. Is it his intention to buy the remaining $2 million to $4 million in stock over the remaining 90 days?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

It will depend on the actual situation for buying back the shares.

Arthur Porcari:

Well, that’s kind of a—okay, we’ll see. Aside from that, it was a great quarter irrespective of what the free market seems to be doing to your stock, Mr. Hu. This is much better than the U.S. investors were expecting, so keep up the good work. Thank you.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We can take the next question.

Operator:

Our next question comes from Li Gao, a private investor. Please go ahead, your line is open.

Li Gao:

I have one question (inaudible). My question involves the status of the K22, 27 and EX3. First of all, my question is which factory is producing what model and are all three in current production? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

This is a pretty simple question. Our EX3 is being produced in Shanghai factory, and both K27 and K22 are produced in Rugao facility. However, we are going to be mostly producing EX3 going forward.

Li Gao:

My second part of the question is are there any pre-orders for each model, and if so, how many? The reason I ask this question is because on Chinese media, mainly WeChat, some Management from JV talk about EX3 receiving a lot of pre-orders, talking about 6,000 cars during the launch ceremony. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The report from WeChat is not very accurate. In fact, we have about 2,000 to 3,000 pre-orders for the EX3, and for our other two models we have very few, so altogether a couple thousand, since this year we haven’t been really in normal production, so we haven’t been having a lot of pre-orders.

Li Gao:

Thank you. The second part of my question is about 2019, so can you please provide some estimates of sales of each model for the rest of 2018 and also for 2019? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Let me put it this way. Due to the investigation from the Chinese government on this battery situation, so the company sales in the past years have been impacted negatively. I will say that it’s good that at least we survived. So, for now, we do have a three-year business plan that we have been working on, and we consider 2018 is the year of resurrection, and the year of 2019, next year, will be the year of returning alive, and the year of 2020 is expected to be the year of sales booming. We will elaborate the future development plan according to the actual progress. Since we haven’t really finalized all the details in the business plan, I cannot disclose any to you at this moment, but we’ll keep everyone posted once the business plan is completed.

Li Gao:

The final part of my question is about the October sales. Today is November 9, and Chinese media will report the October EV sales in China anytime soon, maybe in one or two days. I know EX3 has a lot of promotions going on since September, and also in October, JV has a big promotion on Shandong and Chengdu, etc. so, as an investor, we are—I’m very eager to know how many cars you sold in October. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Approximately 700 to 800 units, but don’t quote me on that because I haven’t really got the exact number, but that’s what I estimated.

Li Gao:

Thank you.

Kewa Luo:

Thank you.

Operator:

As a reminder, if you would like to ask a question, please signal by pressing star, one on your telephone keypad. Our next question comes from Mark Kahnau from Swiss Liquid Future. Please go ahead.

Mark Kahnau:

Yes, hello everybody, and congratulations on these quite good results. I have one question consisting of three parts. Geely, the holder of the manufacturing license used by the joint venture, recently received an unexpected value-added tax refund of $44 million. The first part is, have these monies been transferred to the joint venture, and how is that money to be allocated? Kewa?

Kewa Luo:

Thank you. Yes, I hear you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This refund is a surprise and it’s still in discussions how this is going to be allocated, but as of now, 60 million RMB of this tax refund money has been pre-allocated to the JV company and the rest will be paid after calculating company income tax., but I think all the money, once we receive, will all go to the JV company.

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Mark Kahnau:

Okay. Will this money then be added to the revenues in the fourth quarter?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I want to verify, this is a value-added tax refund, not sales income, so it’s not going to be added as income, however, this additional cash flow will increase liquidity and further improve the JV company’s competitiveness.

Mark Kahnau:

Okay, I see. Then, last part of my question is, apparently these VIP awards were only given to a few selected companies in a small number of industries. Was this award totally unexpected and are you at liberty to discuss why Kandi was chosen?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Sure, it is unexpected. We are very happy to receive this. Based on the State Administration of Taxation’s new policy intending to promote sustainable economic development, a select number of advanced equipment manufacturers were given tax refunds on the value-added remaining tax credits at the end of this year’s tax season. So, the JV company met the tax refund requirement and very luckily was chosen to be one of the leading pure EV manufacturing companies.

Mark Kahnau:

Okay, I got that. Thanks a lot for taking my questions, Kewa and Mr. Hu, and look forward to hear from you.

Kewa Luo:

Thank you very much.

Operator:

Our next question comes from John Di Stefano, a private investor. Please go ahead.

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John Di Stefano:

Yes, my question is in reference to—the micro public transport fleets now in use consist of many vehicles, but they are older models, and I was wondering when they might be ordering replacement vehicles or will they be using any upgraded automobiles, and have any orders for replacements been received?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

ZZY, the service provider, they are an independent operating company. They will of course make the purchase order of our EV models to replace the old ones according to their market demand. Currently, there are some cars in the process of being—replacing the old ones. So, yes, this is going to be a gradual process.

John Di Stefano:

Okay, thank you very much.

Kewa Luo:

Thank you.

Operator:

Our next question comes from Ted Schwartz from TAS Associates. Please go ahead.

Ted Schwartz:

Hi Kewa. There have been many articles about the carbon credit program due to start in China. Is the program—as far as Mr. Hu knows, is the program still going to start in January of 2019, as indicated in these articles, and if so, what kind of benefit does Mr. Hu expect to gain from this program starting in 2019?

Kewa Luo:

Okay, thank you, Ted. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

If you are talking about the media reports from China, then it’s really hard to say, because there are so many of them and no official documents have been published yet, but we also have heard that China carbon credit trading is expected to start implementing in 2020, so that’s a timeline we have been hearing as well.

Regarding to whether this is going to benefit Kandi, of course, but how it’s going to benefit Kandi in terms of whether it’s going to contribute additional revenue, then it’s going to be depending on the actual policy standard they are going to give out. So, for now, we don’t know. We have to wait for the government to give out the final answer.

Ted Schwartz:

Thank you.

Kewa Luo:

Thank you very much

Operator:

Our next question comes from Bette Molzan, private investor. Please go ahead.

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Bette Molzan:

Good morning. I have one two-part question. In the past, you mentioned negotiations with the government of Jinhua about the possible purchase of land owned by Kandi itself for about $160 million. Does this parcel of land they’re discussing contain the eight-building factory complex or is this a different parcel of land containing 400 acres, and what would be the present status of the negotiations?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Regarding to the Jinhua on the asset acquisition, we are still in discussions with them. I want to say that —I’m sorry, I don’t know the unit translation between our acres in China to acres in America, but Mr. Hu wanted to emphasize that this land has actually 400 acres in the Chinese standard, so you can convert that later. But, basically, this is a government conduct and it will be guided through the municipal government plan on city reform and development. There is no final thing yet, but still in discussion. We are trying to obtain the maximum interests for the entity, but we think the longer the discussion lasts, the more valuable this land will become, so we are not really rushing the government.

Bette Molzan:

Okay, thank you very much.

Kewa Luo:

Thank you.

Operator:

As a reminder, if you would like to ask a question, please signal by pressing star, one on your telephone keypad.

Our next question comes from Frank Blatterman, private investor. Please go ahead.

Frank Blatterman:

Yes, good morning. Your previous communications to shareholders was that both owed subsidies and manufacturing license should have already come to pass. Unfortunately, they have not. I realize that you can only relay to us the information that your contacts in the PRC have supplied. Do you have an updated date as to when either of these two events might occur and have you been given any explanation for the delays, and how much does the PRC owe at this time to Kandi?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

We have been making a great effort to work on these two things, for sure. While the manufacturing license application approval process has been advancing at a very slow pace in the past, but recently we do see very positive progress and believe it will be approved in the near future.

Regarding to the PRC debt, the government owes us over RMB 130 million in subsidy payments. We have been told that the related department will start clearing and settling work for 2015 and 2016 in owed subsidies, and these two years together is about 800 million RMB.

Frank Blatterman:

Okay, very good, but we don’t have an exact expected timeframe at this point, then?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay Frank, I’d like to correct myself. The total debt government owes us is 1.3 billion in subsidy payments, and 2015 and 2016 owed subsidies are totaling approximately 800 million RMB. I’m sorry for the mistake I just made.

Frank Blatterman:

That’s okay, that’s okay, and a quick follow-up question to a previous. The Jinhua parcel of land that’s being discussed, does that contain the eight-building factory complex?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, Mr. Hu is saying that there are more than eight buildings there. It has about 250,000 square meters—not square foot, square meters land.

Frank Blatterman:

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Yes, but is that going to be eventually going to—Jinhua has quoted to purchase? That’s my question in detail.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying that all these are included. If they are going to acquire all these, including our buildings, then they are going to offer elsewhere that we can purchase with a very discounted rate and move our factory to this new place.

Frank Blatterman:

Okay, thank you very much, Kewa. Excellent.

Kewa Luo:

Thank you, Frank.

Operator:

Our next question comes from Bill Northup, private investor. Please go ahead.

Bill Northup:

Yes, apparently the factory in Haikou and Hainan Island is completed and ready to start volume production, and my question is has volume production started, and if not, why not?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hainan factory construction is completed, but right now it’s only running trial production.

Bill Northup:

Okay. Is the sale of the factory to the JV dependent on manufacturing licenses or is there another reason maybe for the purchase not having been completed?

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

It’s not related to the manufacturing license. Following the prior agreement we have signed, the factory in Haikou will be acquired by the JV company. However, the acquiring process will start after the official production begins. Right now, it’s only the trial production.

Bill Northup:

Okay. What is the status of the final payment of the Hainan grant?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The rest grant is about 100 million RMB and this final payment is in process. Hopefully, in the near future, it will be received.

Bill Northup:

Okay, that’s all I have.

Kewa Luo:

Thank you very much.

Operator:

Our next question and final question comes from Mark Miller, private investor. Please go ahead.

Mark Miller:

Hi. Did I hear you right earlier, you have pre-orders for 53,000 EX3s; is that correct?

Kewa Luo:

We said about 2,000 to 3,000.

Mark Miller:

What kind of deposit was required for those vehicles?

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

About 200 million RMB.

Mark Miller:

Okay. All right, here’s my question here. In December of 2017, Kandi acquired a new battery division by means of acquisition from Jinhua An Kao, if I’m pronouncing it correctly. At that time, it was announced that a $30.2 million framework agreement for the procurement of battery packs was in place with Hangzhou Yao Ding, again if I’m pronouncing it right. As of the latest 10-Q, some $9.5 million of revenues have been contributed by An Kao to Kandi. Here’s the question. Was this contribution part of the Hangzhou Yao Ding agreement, which I assume must have been turned into a purchase contract, and if so, how long before the balance of the $21 million remaining will be realized?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hangzhou Yao Ding is a wholly owned subsidiary of Zhejiang Shi Kong Electric Vehicle Company. As of the third quarter, An Kao sold $8.4 million worth of battery packs to Yao Ding. Jinhua An Kao and Hangzhou Yao Ding singed a battery pack procurement framework agreement. According to the terms of this agreement, Yao Ding will purchase battery packs from Jinhua An Kao depending on their business needs. So, to answer your question when the rest balance of the $21 million will be realized will depend on their market demand.

Mark Miller:

Okay, thanks. Then, back to this other, the pre-order, when do you folks plan on shipping these, delivering these out to the (inaudible) customers?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

They pretty much will be delivered by the end of this year.

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Mark Miller:

So, 53,000 cars shipped in the fourth quarter, just on that?

Kewa Luo:

I’m sorry, how many cars?

Mark Miller:

Fifty-three thousand?

Kewa Luo:

Fifty-three thousand?

Mark Miller:

Yes, you said you had 53,000 EVs back ordered—pre-ordered, pre-ordered.

Kewa Luo:

No, we said 2,000 to 3,000 of EX3.

Mark Miller:

And you’re going to ship this in the fourth quarter?

Kewa Luo:

Yes, by the end of this quarter.

Mark Miller:

Okay.

Kewa Luo:

What are you asking? Can you say one more time?

Mark Miller:

Again, we were talking, you have a pre-order for 53,000 EX3s, and you’re saying you’re going to ship these out in this quarter four that we’re in?

Kewa Luo:

No, I think what we keep saying is as of now, we have 2,000 to 3,000, around that number, of EX3 pre-orders. I don’t know how you got the 52,000.

Mark Miller:

Well, that’s what I asked earlier. I said earlier on the call, I thought I heard that you have a back order for 53,000. So, you don’t have a back order—

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Kewa Luo:

No, I said—I’m sorry if I didn’t say it clearly. I said Mr. Hu answered the previous investor that we do have 2,000 to 3,000 pre-orders of EX3.

Mark Miller:

Right, and then you said you required a deposit of, what did you say, 200 million RMB, or whatever, I couldn’t remember that.

Kewa Luo:

Yes, yes.

Mark Miller:

Okay, but that 53,000 pre-ordered, do you have an idea when that might ship, how long it would take to get those out?

Kewa Luo:

Mr. Hu answered probably by the end of this year, this quarter.

Mark Miller:

Fifty-three thousand is going to ship at the end of this quarter of the EX3?

Kewa Luo:

I’m sorry, how can you get the 53,000? We have 2,000 to 3,000 EX3 cars.

Mark Miller:

So, there’s two different statements. You have a pre-order for 53,000 that’s out there, but we don’t know when those will ship out; is that right?

Kewa Luo:

Mr. Mei, can you weigh in a little bit?

Mei Bing:

Yes, I think your calculation is not correct. Kewa keeps saying there should be within 2,000 units to 3,000 units. It’s not 53,000, it’s 2,000—from 2,000 to 3,000.

Mark Miller:

And that’s for pre-order?

Mei Bing:

Yes.

Mark Miller:

Okay. I mean, wasn’t I speaking clearly when I said—I thought I heard them say 53,000 pre-orders. So, it’s 3,000 pre-orders?

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Mei Bing:

Yes. Actually it’s from—ranging from 2,000 to 3,000.

Mark Miller:

And what was the required deposit on the car, approximately?

Mei Bing:

I think Kewa answered your question that the—

Kewa Luo:

Two hundred million in total, approximately, yes.

Mark Miller:

And that’s RMB?

Mei Bing:

Yes.

Mark Miller:

Okay, I got it. all right, listen, great quarter. Keep up the good work. Thanks for answering my questions.

Kewa Luo:

Thank you very much. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Operator, we finished all the questions.

Operator:

Thank you. I would like to hand the call back to yourself for any additional or closing remarks.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you ladies, and gentlemen, for attending today’s call. In closing, allow me to represent the entire Board of Directors and the Management Team of Kandi Technologies Group to reaffirm our commitment. We will continue to work diligently to maximize shareholder value by focusing on growing our EV business. Thank you very much for your support. We look forward to talking with you again on our next call. If you have any additional questions, please don’t hesitate to contact our Investor Relations department. Thank you. Goodbye.

Operator:

This concludes today’s call. Thank you for your participation. You may now disconnect.

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